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                                  EXHIBIT 99.2

                        FORM OF CERTIFICATION PURSUANT TO
                     SECTION 1350 OF CHAPTER 63 OF TITLE 18
                            OF THE UNITED STATES CODE


         I, James W. Ripley, the Chief Financial Officer of Corn Products International, Inc., certify that (i) the report on Form 10-Q for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Corn Products International, Inc.


/s/ James W. Ripley
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James W. Ripley
Chief Financial Officer
August 12, 2002